Exhibit (d)(7)(vii)

AMENDED SCHEDULE A

to the

EXPENSE LIMITATION AGREEMENT

VOYA EQUITY TRUST

OPERATING EXPENSE LIMITS

			Maximum Operating Expense Limit
			(as a percentage of average net assets)

					Share Classes

	A	C	I	P	P3	R	R6	T	W
Name of Fund*
Voya Corporate	0.90%	1.45%	0.65%	N/A	0.00%	1.15%	0.65%	0.90%	0.65%
Leaders® 100 Fund
Initial Term Expires
October 1, 2021

Voya Global Multi-	1.15%	1.90%	0.90%	N/A	N/A	N/A	0.90%	1.15%	0.90%
Asset Fund1
Initial Term Expires
October 1, 2021

Voya Large Cap Value	1.25%	2.00%	1.00%	N/A	0.00%	1.50%	0.78%	1.25%	1.00%
Fund
Term Expires October 1,
2016
Initial Term for Class T
Expires October 1, 2018
Initial Term for Class P3
Expires October 1, 2019

Voya Mid Cap	1.00%	1.50%	0.75%	N/A	0.00%	1.25%	N/A	1.00%	0.75%
Research Enhanced
Index Fund
Initial Term Expires
October 1, 2021

1These operating expense limits take into account operating expenses incurred at the underlying Fund level.

			Maximum Operating Expense Limit
			(as a percentage of average net assets)

				Share Classes

	A	C	I	P	P3	R	R6	T	W
Name of Fund*
Voya MidCap	1.35%	2.10%	0.98%	N/A	0.00%	1.60%	0.88%	1.35%	1.10%
Opportunities Fund
Term for Classes A, C, I,
O, R, and W Expires
October 1, 2014
Initial Term for Class R6
Expires October 1, 2014
Initial Term for Class T
Expires October 1, 2018
Initial Term for Class P3
Expires October 1, 2019

Voya Multi-Manager	N/A	N/A	0.78%	0.15%	0.00%	N/A	N/A	N/A	N/A
Mid Cap Value Fund
Term for Classes I, P,
and P3 Expires
October 1, 2021

Voya Small Cap	1.30%	2.05%	0.95%	N/A	0.00%	1.55%	0.85%	1.30%	1.05%
Growth Fund
Initial Term for Classes
I and R6 Expires
October 1, 2024
Initial Term for Classes
A, C, P, P3, R, T and
W Expires October 1,
2024

Voya Small Company	1.17%	1.92%	0.86%	N/A	0.00%	1.42%	0.86%	1.17%	0.92%
Fund
Term Expires October 1,
2023

Voya SmallCap	1.50%	2.25%	1.15%	N/A	0.00%	1.75%	1.05%	1.50%	1.25%
Opportunities Fund
Term Expires October 1,
2024

			Maximum Operating Expense Limit
			(as a percentage of average net assets)

					Share Classes

	A	C	I	P	P3	R	R6	T	W
Name of Fund*
Voya U.S. High	0.60%	N/A	0.35%	N/A	0.00%	N/A	0.32%	0.60%	N/A
Dividend Low Volatility
Fund
Term Expires October 1,
2022

									/s/ HE
									HE

Effective Date: October 1, 2022, to reflect the extension of the term for Voya SmallCap Opportunities Fund ("SCO Fund") in connection with the proposed merger of SCO Fund with and into Voya Small Cap Growth Fund ("SCG Fund"), and to reflect the addition of Class A, Class C, Class P3, Class R, Class T and Class W shares for SCG Fund.

*This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.